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                                                                    EXHIBIT 3.48

             [Restated electronically for SEC filing purposes only]

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                       OF COASTAL RESORTS REALTY, L.L.C.

         This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated or supplemented from time to time, the "LLC Agreement") of COASTAL RESORTS REALTY L.L.C. (hereinafter called the "Company"), dated as of September 20, 2000, is by and among the undersigned parties.

         WHEREAS, the Company was formed under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Act"), pursuant to an Operating Agreement, dated as of December 30, 1996 (the "Operating Agreement"), and a Certificate of Formation that was filed with the Secretary of State on August 28, 1996, at which time the sole members of the Company were CMF Coastal Resorts L.L.C. and Joshua M.
Freeman (the "Exiting Members");

         WHEREAS, the Exiting Members and the Company entered into an Agreement and Plan of Organization (the "Organization Agreement"), dated as of March 11, 1998, by and among ResortQuest International, Inc., a Delaware corporation formerly known as Vacation Properties International, Inc. (the "Member"), Coastal Realty Acquisition L.L.C., a Delaware limited liability company, the Exiting Members and the Company;

         WHEREAS, pursuant to the Organization Agreement, on the date hereof, Coastal Realty Acquisition L.L.C. merged with and into the Company (the "Merger") in a combination transaction in which the Exiting Members received common stock of the Member, and the Member became the sole member of the Company; and

         WHEREAS, the Member desires to amend and restate the Operating Agreement in its entirety to reflect (i) the transfer of all of the limited liability company interests of the Company from the Exiting Members to the Member, (ii) the continuation of the Company and the business of the Company, and (iii) such other matters as are contained herein.

         NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Member hereto agrees as follows:

         1. Name. The name of the limited liability company continued hereby is COASTAL RESORTS REALTY L.L.C.

         2. Certificates. The Member, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware.


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         3.       Purposes. The Company is formed for the object and purpose of engaging in real estate development, management, marketing and related real estate activities, any and all activities necessary or incidental to the foregoing, and engaging in any other lawful act or activity for which limited liability companies may be formed under the Act.

         4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed or conferred upon limited liability companies formed pursuant to the Act. The Member, and any officer, employer, or attorney of such constituent member, is hereby designated and confirmed as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

         5. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

         6. Registered Office and Agent. The address of the registered office of the Company in the State of Delaware, and the name of the registered agent, whose business address is identical with the Company's registered office, shall be as provided in the Company's Certificate of Formation, or as otherwise provided in accordance with the Act. The Member can change the Company's registered agent and registered office at any time.

         7. Term. Except as otherwise provided in Section 21 hereof, the term of the Company shall be perpetual.

         8. Member. The name and the mailing address of the Member is as follows: Coastal Resorts Management, Inc., c/o ResortQuest International, Inc., 530 Oak Court Drive, Suite 360, Memphis, TN 38117."

         9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

         10. Admission of Member: Capital Contributions. Effective as of September 30, 2000, ResortQuest International, Inc. is deemed to have transferred all of its respective limited liability company interests in the Company to the Member, Coastal Resorts Management, Inc., and the Member, Coastal Resorts Management, Inc., is deemed admitted as the sole member of the Company. The Member has made or will make contributions to the capital of the Company in the amounts set forth on Annex A hereto.


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         11.      Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time make additional capital contributions to the Company.

         12. Allocation of Profits and Losses. The Company's profits and losses shall be allocated solely to the Member.

         13. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         14.      Management.

         (a) In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company.

         (b) Without limiting the authority of the Member to take any and all actions on behalf of the Company as set forth in Section 14(a) above or pursuant to the Act, the Member shall have the right to appoint one or more persons to manage the Company (the "Manager"). Upon the Manager's appointment by the Member, management of the Company shall be vested in the Manager. To the extent permitted by law, the Manager shall be authorized to act on behalf of and to bind the Company in all respects, without any further consent, vote or approval, and the Manager's powers shall include, without limitation, the authority to negotiate, complete, execute and deliver any and all agreements, deeds, instruments, receipts, certificates and other documents on behalf of the Company, and to take all such other actions on behalf of the Company as the Manager may consider necessary or advisable in connection with the management of the Company. The Manager shall be accorded such other titles and duties as determined by the Member, and shall be entitled to delegate to one or more persons the Manager's rights to manage the Company, provided that such delegatee shall be subject to the supervision and control of the Manager to the same extent as if the Manager were a director of a stock corporation formed under Delaware General Corporation Law. The Manager may be removed by the Member at any time with or without cause.

         (c) Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Manager as herein set forth.

         (d) The delegation of power and authority to the Manager pursuant to Section 14(b) shall in no way be deemed to restrict the authority of the Member to take any and all actions on behalf of the Company.


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         15.      Officers. The Member, or if applicable, the Manager, may,
from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the "Officers") and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member explicitly provides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

         16. Other Business. The Member may engage in or possess an interest in. other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

         17. Exculpation and Indemnification. No Member, Manager, or Officer ("Covered Person") shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim actually and reasonably incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct. To the full extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim actually and reasonably incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof. To the extent a Covered Person is entitled to indemnification under this Section 17, the Company shall advance expenses actually and reasonably incurred by the Covered Person in defending any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, with regard to any act or omission subject to indemnification pursuant to this Section 17. For purposes of this
Section 17, "willful misconduct" shall mean acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or any transaction from which the Covered Person derived an improper personal benefit.

         18.      Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its interest in the Company pursuant to this Section 18, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and,


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immediately following such admission, the transferor Member shall cease to be a member of the Company.

         19. Resignation. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 19, an additional member shall be admitted to the Company, subject to Section 20 hereof, upon such additional member's execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

         20. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member. Upon the admission to the Company of any additional members, the members shall cause this agreement to be amended and restated to reflect the admission of such additional member(s), the initial capital contribution, if any, of such additional member(s) and the intention of the members to cause the Company to be classified as a partnership for federal income tax purposes, and to include such other provisions as the members may agree to reflect the change of status of the Company from a single member Company to a Company with two or more members.

         21.      Dissolution.

         (a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time there are no members of the Company unless, within 90 days of the occurrence of the event that terminated the continued membership of the last remaining member of the Company (the "Termination Event"), the personal representative of the last remaining member agrees in writing to continue the Company and to the admission to the Company of such personal representative or its nominee or designee as a Member, effective as of the occurrence of the Termination Event, and such successor or its nominee or designee shall be admitted upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         (b) The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

         22.      Fiscal Year: Tax Matters.

         (a) The Fiscal Year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of


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the Company's formation and termination and as otherwise required by the
Internal Revenue Code of 1986, as amended (the "Code").

         (b) Proper and complete records and books of account of the business of the Company shall be maintained at the Company's principal place of business. The Member acknowledges and agrees that the Company is a limited liability domestic entity with a single owner and is to be disregarded as a separate entity for income tax purposes, including, without limitation, as provided in Treas. Reg. section 7701-3. The Company's books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing the Member's federal income tax return. The Member and its duly authorized representatives may, for any reason reasonably related to its interest as a Member of the Company, examine the Company's books of account and make copies and extracts therefrom at its own expense. The Manager shall maintain the records of the Company for at least three years following the termination of the Company or such longer period as required by law or as directed by the Member.

         23. Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

         24. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

         25. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         26. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

         27. Sole Benefit of Member. The provisions of this Agreement (including Section 11) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.


                     [The next page is the signature page]


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MEMBER:

COASTAL RESORTS MANAGEMENT, INC.,


By: David Levine
    -----------------------------
Its:  CEO


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                                    ANNEX A


NAME AND ADDRESS OF MEMBER                      INITIAL                 PERCENTAGE
(as of September 30, 2000)                      CONTRIBUTION            INTEREST (%)

Coastal Resorts Management, Inc.                   $10.00                   100%


Mailing Address:
c/o ResortQuest International, Inc.
530 Oak Court Drive, Suite 360
Memphis, TN 38117
Attention:  CEO


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